                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                 Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            INTERPORE INTERNATIONAL
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                LOGO - INTERPORE

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 29, 1997

                              --------------------

         The 1997 Annual Meeting of the Shareholders of Interpore International (the "Company") will be held at 9:00 a.m. local time, on May 29, 1997, at the Company's executive offices at 181 Technology Drive, Irvine, California 92618 for the following purposes:

                 1. To elect a board of five directors for the ensuing year or until the election and qualification of their respective successors; and

                 2. To transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on April 17, 1997 will be entitled to notice of, and to vote at, the 1997 Annual Meeting and any adjournment thereof.




                                        By Order of the Board of Directors,


                                        SIG

                                        Richard L. Harrison
                                        Secretary

Irvine, California
April 17, 1997

                                LOGO - INTERPORE

                              181 Technology Drive
                            Irvine, California 92618

                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 29, 1997

                              --------------------

                                 PROXY STATEMENT

                              --------------------


                            SOLICITATION OF PROXIES


         The accompanying proxy is solicited on behalf of the Board of Directors of Interpore International (the "Company") for use at the Annual Meeting of Shareholders to be held at the Company's executive offices located at 181 Technology Drive, Irvine, California 92618, on May 29, 1997 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof (the "Meeting").

         All shares represented by each properly executed, unrevoked proxy received in time for the Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted FOR the election of the five nominees to the Board of Directors listed herein.

         Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by presenting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the Meeting and voting in person by the person who executed the proxy.

         This proxy statement is being mailed to the Company's shareholders on or about April 24, 1997. The expense of soliciting proxies will be borne by the Company. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Meeting to beneficial owners of the Company's voting stock. Solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or oral communication by the Company's regular employees, who will not receive additional compensation for such solicitation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    Only holders of record of the 6,956,547 shares of the Company's Common Stock and 76,593 shares of the Company's Series E Preferred Stock outstanding at the close of business on the record date, April 17, 1997, will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On each matter to be considered at the Meeting, each shareholder will be entitled to cast one vote for each share of the Company's Common Stock, and
1.0045 or 1.0058 votes (depending on issuance date) for each share of the Company's Series E Preferred Stock, held of record by such shareholder on April 17, 1997. Accordingly, an aggregate of 7,033,502 votes may be cast on each matter to be considered at the Meeting. For the election of directors, each shareholder may have cumulative voting rights which entitle a shareholder to cast that number of votes equal to the number of shares held by them multiplied by the number of directors to be elected. Each shareholder may cast his or her votes for a single candidate or may distribute his or her vote among any of the candidates as he or she chooses. No shareholder may cumulate votes for a candidate unless, prior to voting, the name of the candidate is placed in nomination and a shareholder has given notice of his or her intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes.

         In order to constitute a quorum for the conduct of business at the Meeting, a majority of the outstanding shares of the Company entitled to vote at the Meeting must be represented at the Meeting. Shares represented by proxies that reflect abstentions or "broker non- votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth the amount and percentage of the outstanding shares of the Company's Common Stock which, according to the information supplied to the Company, are beneficially owned by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each person who is currently a director of the Company (each of whom is also a nominee for election as a director of the Company), (iii) each Named Executive Officer (as defined on page 4 hereof) and (iv) all current directors and executive officers of the Company as a group. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting or dispositive power with respect to the shares which are deemed beneficially owned by such person or entity.

                                                                        TOTAL         PERCENT OF
                                                         OPTIONS     OUTSTANDING       SHARES OF
                                          OUTSTANDING  EXERCISABLE   COMMON STOCK    COMMON STOCK
NAME AND ADDRESS                             COMMON       WITHIN     BENEFICIALLY    BENEFICIALLY
OF BENEFICIAL OWNER                       STOCK(1)(2)    60 DAYS     OWNED(1)(2)    OWNED(1)(2)(3)
-------------------                       -----------  -----------   -----------    --------------
DIRECTORS/NOMINEES AND NAMED
EXECUTIVE OFFICERS:

William A. Eisenecher ...................      3,000       29,500         32,500         *

G. Bradford Jones .......................     20,042        8,500         28,542         *

David C. Mercer(4)  .....................     22,000      270,750        292,750          4.0%

Guy Nohra(5) ............................    954,759        8,500        963,259         13.7%

Maxwell R. Simmonds(4) ..................     32,000      113,000        145,000          2.0%

George W. Smyth(4) ......................     68,000      130,212        198,212          2.8%


ALL DIRECTORS AND EXECUTIVE OFFICERS ....  1,181,422      810,962      1,992,384         25.4%
AS A GROUP (9 PERSONS)(6)


5% BENEFICIAL HOLDERS:
Heartland Advisors, Inc.(7) .............  1,210,200            0      1,210,200         17.2%
       790 North Wilwaukee Street
       Milwaukee, WI

Burr, Egan, Deleage & Co(5) .............    954,759            0        954,759         13.6%
         One Post Office Square
         Suite 3800
         Boston, MA 02109

Hambrecht & Quist Capital
Management Incorporated (8) .............    380,000            0        380,000          5.4%
         50 Rowes Wharf
         4th Floor
         Boston, MA 02110-3328

---------------
*        less than 1%

(1) Except for information based on Schedules 13G, as indicated in the footnotes hereto, beneficial ownership is stated as of April 17, 1997.

(2) Presumes conversion of the Company's Series E Preferred Stock into shares of the Company's Common Stock.

 (3) Percentage of beneficial ownership as of April 17, 1997, for each person includes shares subject to options held by such person, which options are exercisable within 60 days after April 17, 1997, as if such shares were outstanding on April 17, 1997.
 (4)     Messrs. Smyth, Mercer and Simmonds are Named Executive Officers.
 (5) Based on Schedule 13G filed by Burr, Egan, Deleage & Co. ("Burr Egan"). Represents shares held by Alta IV Limited Partnership (807,441 shares) and by C.V. Sofinnova Partners Five (147,318 shares) (collectively, the "Burr Egan Funds"). Burr Egan serves as an advisor to the Burr Egan Funds. The Burr Egan Funds exercise sole voting and investment power with respect to their respective shares. Mr. Nohra is a partner of Burr Egan and thus may be deemed to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares owned by Burr Egan. Burr Egan and Mr. Nohra disclaim beneficial ownership of the shares held by the Burr Egan Funds.
 (6)     Includes shares held by the Burr Egan Funds (see footnote 5).
 (7)     Based on Schedule 13G filed by Heartland Advisors, Inc.
 (8) Based on Schedule 13G filed by Hambrecht & Quist Capital Management Incorporated, which disclaims beneficial ownership of these shares.



                       EXECUTIVE OFFICERS OF THE COMPANY

    The executive officers of the Company as of April 17, 1997 are as follows:

           NAME                 AGE        POSITION
           ----                 ----       --------
George W. Smyth, Jr.             66        Chairman of the Board



David C. Mercer                  55        President, Chief Executive Officer and Director


William A. Franklin, Jr.         51        Vice President, Operations


Richard L. Harrison              40        Vice President, Finance, Chief Financial Officer and Secretary


Edwin C. Shors, Ph.D             51        Vice President, Research and Development


Maxwell R. Simmonds              41        Vice President, Sales and Marketing, Orthopaedic Division

_______________________________________________________

         For a description of the business background of Messrs. Smyth and Mercer, see "Proposal 1, ELECTION OF DIRECTORS."

         William A. Franklin, Jr. has served as Vice President, Operations since August 1994 and as Vice President, Quality Assurance and Regulatory Affairs of the Company from February 1992 to August 1994. Mr. Franklin was Director, Quality Assurance, of Allergan Optical, a division of Allergan, Inc., a manufacturer of ophthalmic products, from December 1988 through October 1991, and Vice President, Quality Assurance and Regulatory Affairs, of Quest Medical, Inc., a medical device manufacturer, from March 1983 through October 1988.

    Richard L. Harrison has served as Vice President, Finance, Chief Financial Officer and Secretary of the Company since November 29, 1994. Prior to joining the Company, Mr. Harrison worked for Kirschner Medical Corporation, a manufacturer of orthopaedic devices, as Corporate Controller from February 1992 through October 1994, as Division Controller from April 1988 through February 1992, and as Manager of Financial Analysis from October 1987 through April 1988. Mr. Harrison is a Certified Public Accountant.

         Edwin C. Shors, Ph.D, has served as Vice President, Research and Development of the Company since 1983. Dr. Shors was Executive Vice President of the Company from 1978 to 1983, during which time he was responsible for establishing the manufacturing procedures, animal evaluations and clinical trials leading to the FDA approval and marketing of coralline hydroxyapatite. Prior to joining the Company, he was Director of the Thoracic and Cardiovascular Laboratory at Harbor/UCLA Medical Center. Dr. Shors obtained a Masters in Biology and a Doctorate in Physiology and Biophysics from the University of Southern California.

         Maxwell R. Simmonds has served as Vice President, Sales and Marketing, Orthopaedic Division of the Company since August 1991, and from December 1989 through August 1991, he served as Director of Sales and Marketing. From September 1988 through October 1989, Mr. Simmonds served as Vice President, Sales and Marketing for Implant Technology, Inc., a manufacturer of total hip implants. From November 1985 through August 1988, he served as Regional Manager, National Sales Manager and Trauma Group Marketing Manager for Kirschner Medical Corporation.


                             EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994 of those persons who were at December 31, 1996 (i) the chief executive officer of the Company, (ii) one of the other most highly compensated executive officers of the Company whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the registrant at the end of the 1996 fiscal year (collectively, the "Named Executive Officers").



                           SUMMARY COMPENSATION TABLE


                                                             ANNUAL COMPENSATION               LONG TERM
                                                    -------------------------------------      ---------
                                                                                          COMPENSATION AWARDS
                                                                                 OTHER    -------------------
                                                                                 ANNUAL        SECURITIES       ALL OTHER
                                                                                 COMPEN-       UNDERLYING        COMPEN-
NAME AND PRINCIPAL POSITION                         YEAR        SALARY(1)       SATION(2)        OPTIONS        SATION(3)
---------------------------                         ----        ---------       ---------      ----------       ---------
DAVID C. MERCER                                     1996        $160,313        $ 13,877          39,000        $    468
  President, Chief Executive Officer                1995         148,500          14,192          46,000             468
     and Director                                   1994         148,500          10,427         100,000             556



GEORGE W. SMYTH, JR                                 1996         130,000               0          22,000             529
 Chairman of the Board                              1995         130,000               0          35,000             529
                                                    1994         130,000               0          80,000             493



MAXWELL R. SIMMONDS                                 1996         126,125          13,843          31,000             468
 Vice President, Sales and                          1995         120,800          13,844          38,000             468
     Marketing, Orthopaedic Division                1994         120,800          10,162          80,000             462



____________________________________________________________

(1)      Includes amounts deferred under the Company's 401(k) plan.
(2) Represents the cost of Company-provided automobiles, including reimbursement of taxes thereon.
(3)      Represents payment by the Company of term-life insurance premiums.

         The following table sets forth certain information with respect to grants of stock options during 1996 to the Named Executive Officers pursuant to the Company's Amended and Restated Stock Option Plan and the Company's 1995 Stock Option Plan ("Option Plans"):

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         PERCENTAGE                                         POTENTIAL
                                                          OF TOTAL                                    REALIZABLE VALUE AT
                                           NUMBER OF       OPTIONS       EXERCISE                        ASSUMED ANNUAL
                                          SECURITIES     GRANTED TO       OR BASE                     RATES OF STOCK PRICE
                                          UNDERLYING      EMPLOYEES        PRICE                          APPRECIATION
                                            OPTIONS       IN FISCAL        (PER     EXPIRATION         FOR OPTION TERM(2)
    NAME                                  GRANTED(1)        YEAR          SHARE)       DATE             5%            10%
-----------------------                   ------------   ----------     ---------   ----------       --------      --------
    David C. Mercer ..............          24,000         9.6%         $  5.125      3/27/06         $ 77,400      $196,056
                                            15,000         6.0%            5.625       8/7/06           53,070       134,520

    George W. Smyth, Jr...........          15,000         6.0%            5.125      3/27/06           48,375       122,535
                                             7,000         2.8%            5.625       8/7/06           24,766        62,776

    Maxwell R. Simmonds...........          24,000         9.6%            5.125      3/27/06           77,400       196,056
                                             7,000         2.8%            5.625       8/7/06           24,766        62,776

_______________________

(1) Represents options granted under the Option Plans. Under the terms of the Option Plans, the Stock Option Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. No option is exercisable during the first year after such option is granted, and thereafter becomes exercisable in four equal annual installments. The exercise price of shares of Common Stock subject to options granted under the Option Plans is set by the Stock Option Committee; provided, however, that the price of shares of Common Stock subject to an incentive stock option must be at least 100% of the fair market value of the shares of Common Stock on the date the option is granted.
(2) Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company's financial performance. No assurance can be given that such rates will be achieved.

         The following table sets forth certain information with respect to unexercised options held by the Named Executive Officers as of December 31, 1996 pursuant to the Option Plans:

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                                               NUMBER OF
                                                                              SECURITIES
                                                                              UNDERLYING           VALUE OF UNEXERCISED
                                                                              UNEXERCISED              IN-THE-MONEY
                                                                               OPTIONS AT                OPTIONS AT
                                      SHARES                                 FISCAL YEAR END          FISCAL YEAR END(1)
                                     ACQUIRED                                ---------------         -------------------
                                        ON              VALUE                  EXERCISABLE/              EXERCISABLE/
NAME                                 EXERCISE         REALIZED                UNEXERCISABLE             UNEXERCISABLE
------                              ----------       ----------               -------------          -------------------
David C. Mercer..................           0          $      0              234,500/123,500           $ 524,750 /$    0

George W. Smyth, Jr..............           0                 0               102,712/88,250             122,877/      0

Maxwell R. Simmonds..............      32,000           118,000                82,500/99,500             57,750 /      0

_______________________
(1) Calculated based on the closing sales price of the Company's Common Stock on The Nasdaq Stock Market on December 31, 1996 (i.e. $4.25), minus the exercise price of the option, multiplied by the number of shares to which the option relates.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


         General Philosophy. The Compensation Committee reviews and determines salaries, bonuses and all other elements of the compensation packages offered to the executive officers of the Company, including its Chief Executive Officer, and establishes the general compensation policies of the Company.

         The Company desires to attract, motivate and retain high quality employees who will enable the Company to achieve its short- and long- term strategic goals and values. The Company participates in a high-growth environment where substantial competition exists for skilled employees. The ability of the Company to attract, motivate and retain high caliber individuals is dependent in large part upon the compensation packages it offers.

         The Company believes that its executive compensation programs should reflect the Company's financial and operating performance. In addition, individual contribution to the Company's success should be supported and rewarded.

         Historically, the Company's executive compensation has been based on two primary components, base salary and long-term incentives in the form of stock options. Commencing with 1994, the Company expanded its traditional executive compensation package to include an annual incentive program, a profit-sharing plan and an executive automobile program. These changes in executive compensation were made upon the recommendation of a national marketing consultant hired by the Company to evaluate the Company's executive compensation packages in light of competitive practices. The Committee believes that these incentive programs have raised annual executive compensation to competitive levels and have provided an effective means of retaining, motivating and rewarding high quality management.

         Under the 1993 Omnibus Budget Reconciliation Act ("OBRA"), income tax deductions of publicly-traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non- qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute-payments" as defined in Section 280G of the Code) in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the compensation committee must certify that the performance goals were achieved before payments can be made. The Committee attempts to design the Company's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance- based." The Company may, however, pay compensation which is not deductible in limited circumstances when sound management of the Company so requires.

         Base Salary. Base salary for each of the executive officers, including the Chief Executive Officer, is targeted at the average salaries paid for such positions by competitive medical products companies of similar size, with additional consideration given to biotech companies for selected positions. Industry and custom surveys are used to establish competitive practices. Salaries for executives are reviewed by the Committee on an annual basis and may be adjusted at that time based on the Company's performance, the Committee's assessment of the individual's contribution to the Company's operations and changes in competitive pay levels.

         The Company began in February 1994 to provide each of its executive officers (other than George Smyth) with an automobile on a three- or four-year, closed-end lease. The Company believes that providing each executive with the use of an automobile will increase the value of the after-tax compensation of each executive to more competitive levels.

         Annual Incentive Plan. In an effort to encourage and reward Company operating performance on an annual basis, executive officers and senior management are eligible for annual bonuses. Target bonus awards for each position, expressed as a percent of base salary ranging from 10% to 25%, were established by surveying awards paid by competitive companies of similar size. The target bonus awards vary by management level, with the target award for the chief executive officer established at 25% of base salary. For fiscal year 1996, actual bonus awards could have ranged from 0% to 150% of the targeted award, based upon actual performance against targeted objectives. Executive officer awards are based upon the Company's actual operating results as compared to targeted annual operating results approved by the Compensation Committee at the beginning of each fiscal year. In the case of senior management, 50% of the award is based upon individual performance against personal and/or functional objectives, with the remaining 50% based upon the Company's operating results. No bonuses were granted for fiscal year 1996 pursuant to the Company's annual incentive plan. Certain executive officers and senior management were awarded discretionary bonuses for fiscal year 1996 with the approval of the Board of Directors.

         Profit Sharing Plan. In an effort to encourage teamwork and Company operating performance, all employees of the Company are eligible to participate in the profit sharing plan of the Company. Under the terms of the profit sharing plan, a percentage of earnings in excess of targeted earnings for the fiscal year comprises the profit sharing pool. All employees not covered by the annual incentive plan first share in this pool, up to individual maximum profit sharing awards equal to 5% of base salary. Once the maximum awards for these employees are reached, executive officers and senior management are entitled to share in the remainder of the pool up to a maximum individual award of 5% of base salary. No awards were granted under the plan for fiscal year 1996.

         Long Term Incentives. The Company offers its executives and other key employees long-term incentives primarily through stock option grants under its stock option plans. Stock option grants are intended to motivate executives to improve long-term stock performance, and thus are tied directly to shareholders' interests. Stock options are granted at the prevailing market price on the date of grant and will, thus, only have value if the Company's stock price rises. Stock options generally vest over four years. The Stock Option Committee, composed of Messrs. Jones and Nohra, administers the plan and determines which employees are to receive option grants and the number of options to be granted.

This report has been provided by the Compensation Committee:

                                                       G. Bradford Jones
                                                       David C. Mercer
                                                       Guy Nohra

Date:    April 17, 1997

         The above report of the Compensation Committee will not be deemed to be incorporated by reference to any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1996, the Compensation Committee was composed of Messrs. Jones, Mercer and Nohra. Mr. Mercer is the President and Chief Executive Officer of the Company. Mr. Mercer did not participate in discussions and decisions concerning his compensation package.

                              COMPANY PERFORMANCE

         The following line graph compares the annual cumulative total shareholder return of the Company's Common Stock against the cumulative total return of the S&P 500 Index and the S&P Medical Products & Supplies Index for the period from December 20, 1993 (i.e., the date the Company's stock first traded publicly) to December 31, 1996.



                                INDEXED RETURNS
                                  YEARS ENDING


                                    BASE
                                   PERIOD
COMPANY/INDEX                     20 DEC 93        DEC 93   DEC 94  DEC 95   DEC 96
-----------------------------------------------------------------------------------
INTERPORE INTERNATIONAL           100              103.57   110.71   73.21    60.71
HLTH CARE(MED PDS&SUPP)-5         100              102.11   121.09  204.65   234.88
S&P 500 INDEX                     100              100.13   101.45  139.58   171.62




            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of copies of such forms received by it with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that during fiscal 1996 all of its directors and executive officers and persons who own more than 10% of the Company's Common Stock have complied with the reporting requirements of Section 16(a), except that amended Forms 4 reporting the automatic grants of 2,500 options in connection with the Company's Annual Meeting of Shareholders to each of Messrs. Eisenecher, Jones and Nohra in May 1996 were not filed until March 1997 for Messrs. Eisenecher and Jones and April 1997 for Mr. Nohra.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         Directors are elected at each Annual Meeting of Shareholders and hold office until their successors are duly elected and qualified at the next Annual Meeting of Shareholders. The Company's Bylaws authorize a Board comprised of at least five directors and no more than nine directors, with the exact number set by resolution of the Board. Pursuant to a resolution adopted by the Board of Directors, the authorized number of members of the Board of Directors has been set at five. There are five nominees for election to the Board of Directors.

         Each of the Company's nominees for election to the Board of Directors currently serves as a director of the Company and was elected to his present term of office by the shareholders of the Company. Each nominee first became a director of the Company in the year set forth below and has continually served as a director of the Company since then.

    NAME, AGE,                                                                           FIRST BECAME
    PRINCIPAL OCCUPATION OR POSITION                                                      A DIRECTOR
    --------------------------------                                                     ------------
    GEORGE W. SMYTH, JR., 66, Chairman of the Board of the Company                             1983

    WILLIAM A. EISENECHER, 54, Business Consultant                                             1983

    G. BRADFORD JONES, 42, General Partner of Brentwood Venture Capital                        1983

    DAVID C. MERCER, 55, President and Chief Executive Officer of the Company                  1992

    GUY P. NOHRA, 37, Vice President of Burr, Egan, Deleage & Co.                              1994

         George W. Smyth, Jr. has served as Chairman of the Board of Directors of the Company since 1983. From 1983 to March 1992, Mr. Smyth was President and Chief Executive Officer of the Company. Prior to June 1983, Mr. Smyth was Vice President, Sales and Marketing for the American Edwards Laboratories division of American Hospital Supply Corporation, a manufacturer and distributor of cardiovascular devices.

         William A. Eisenecher is a business consultant. From 1987 to August 1993, Mr. Eisenecher was the President and Chief Executive Officer of Rehabilitation Technologies, Inc. He is also a director of several privately-held companies.

         G. Bradford Jones is a general partner of Brentwood Venture Capital, a position he has held since 1986. Mr. Jones joined Brentwood Venture Capital in 1981. He also serves on the boards of directors of Aastrom Biosciences, which develops systems for culturing human bone marrow stem cells; ISOCOR, an electronic mail and electronic data interchange software company; Onyx Acceptance Corporation, which provides automobile financing through car dealerships; and Trikon Technologies, Inc., a manufacturer of advanced etching and deposition equipment for the semiconductor industry. Mr. Jones is also a director of several privately-held companies.

         David C. Mercer has served as President and Chief Executive Officer of the Company since March 1992. Mr. Mercer was President, Orthopaedic Division, of Kirschner Medical Corporation, a manufacturer of orthopaedic devices, from October 1988 through March 1992, and Senior Vice President, Marketing, Orthopaedic Implant Division of Zimmer, Inc., a manufacturer of orthopaedic devices, from April 1986 through October 1988. From April 1983 to April 1986, he was President of Aspen Labs, Inc., the arthroscopic and electrosurgical product subsidiary of Zimmer, Inc.

         Guy P. Nohra is a vice president of Burr, Egan, Deleage & Co. ("Burr Egan"), a venture capital firm, and a general partner of certain funds affiliated with Burr Egan, positions he has held since 1992. From 1989 to 1992, Mr. Nohra was an associate in Burr Egan's west coast office. Prior to joining Burr Egan, Mr. Nohra was product manager of medical products with Security Pacific Trading Corporation. Mr. Nohra also serves on the boards of directors of Euphonix, Inc., a manufacturer of computerized audio mixing systems and InnerDyne, Inc., a manufacturer of disposable products for use in least-invasive surgery. Mr. Nohra is also a director of several privately-held companies.

         The Board of Directors held six meetings (including three by written consent) during the fiscal year ended December 31, 1996. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during such period and the total number of meetings held during such period by all committees of the Board of Directors on which that director served.

         The Company has standing Audit and Compensation Committees, but has not established a Nominating Committee. During fiscal 1996, Messrs. Eisenecher, Jones and Nohra comprised the Audit Committee, which met one time. The Audit Committee's responsibilities include (i) recommending the selection of the Company's independent public auditors to the Board of Directors, (ii) consulting with the independent auditors with regard to the plan and scope of audit, (iii) reviewing in consultation with the independent auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any, and (iv) consulting with the independent auditors with regard to the adequacy of internal controls, and, if need be, to consult also with management regarding the same. During fiscal 1996, the Compensation Committee was comprised of Messrs. Jones, Nohra and Mercer and the committee met one time. The Compensation Committee reviews and approves executive salaries, considers awards to be granted under the Company's officer bonus plan and performs other related functions upon request of the Board of Directors. The Company also has a Stock Option Committee, which administers stock option grants under the Company's Amended and Restated Stock Option Plan and the 1996 Stock Option Plan. During fiscal 1996, the Stock Option Committee was comprised of Messrs. Jones and Nohra, and met six times.

BOARD COMPENSATION AND BENEFITS

         Effective as of May 25, 1995, each non-employee director of the Company is entitled to be paid a fee of $1,000 per Board meeting attended in person (the "Directors' Fees"), and is eligible to be reimbursed for expenses actually incurred in attending Board meetings. No fees are paid for Board meetings by telephonic conference or unanimous written consent, or for committee meetings of the Board.

         On April 4, 1995, the Board of Directors adopted the Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"), which was approved by the Company's shareholders at the 1995 Annual Meeting of Shareholders. The Non-Employee Directors Plan provides for the automatic grant of non-qualified stock options to purchase shares of the Company's Common Stock to eligible non-employee directors of the Company annually, at set times and in set amounts. On May 25, 1995, under the terms of the Non-Employee Directors Plan, each director of the Company who was not an employee of the Company was automatically granted an initial option to purchase 15,000 shares of the Company's Common Stock, effective as of May 25, 1995, at an exercise price of $5.75 per share. Non-employee directors who are first appointed or elected to the Board of Directors after May 25, 1995 will be automatically granted an initial option to purchase 15,000 shares of the Company's Common Stock, effective on the date of election or appointment to the Board of Directors. In addition to the initial grant, non-employee directors will be automatically granted additional options to purchase 2,500 shares on the date of the Annual Meeting of Shareholders in every year following the initial grant to such director, provided such director is re-elected at such meeting. Accordingly, effective May 29, 1997, Messrs. Eisenecher, Jones and Nohra, presuming their re-election to the Board, will each be granted options to purchase 2,500
shares.      The Non-Employee Directors Plan also provides that, pursuant to an irrevocable election made at least six months prior to the Board meeting date, a non-employee director may elect to automatically receive non-qualified stock options covering 500 shares of Common Stock in lieu of the Directors' Fees.

         The price per share of Common Stock subject to each option granted under the plan is 100% of the fair market value of the Company's Common Stock on the date the option is granted, or, if such date is not a trading day on the principal exchange on which the Company's Common Stock is then trading, then on the trading day immediately preceding the date the option is granted. The options become exercisable in four cumulative annual installments of 25% of the shares covered by the option per year over four years, commencing with the first anniversary from the date of grant.

         During fiscal 1996, each non-employee director received an option to purchase 500 shares of the Company's Common Stock, in lieu of the Directors' Fee, for each of three personally attended meetings of the Board of Directors, at exercise prices of $5.75, $7.625 and $5.625, and an option to purchase 2,500 shares of the Company's Common Stock, at an exercise price of $7.625, which option was granted upon their re- election to the Board.

VOTE

         Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Meeting, except in the case where votes are cumulated, in which case the five nominees receiving the highest number of votes of the shares present or represented and entitled to vote shall be elected as directors. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the five nominees named above as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The firm of Ernst & Young LLP, the Company's independent accountants for the fiscal year ended December 31, 1996, was selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 1997. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates except in the firm's capacity as the Company's auditor.

         Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the shareholders.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         All proposals of shareholders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be directed to the attention of the Secretary of the Company, at the address of the Company set forth on the first page of this Proxy Statement, by December 25, 1997, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting.

                                 OTHER MATTERS

         As of the date of this Proxy Statement the Board of Directors knows of no other matters which may be presented for consideration at the Meeting. However, if any other matter is presented properly for consideration and action at the Meeting, or any adjournment or postponement thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                           By Order of the Board of Directors,


                                           SIG

                                           Richard L. Harrison
                                           Secretary

Dated:  April 17, 1997

                            INTERPORE INTERNATIONAL
                 181 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA 92618

    PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 1997

                  THIS PROXY IS SOLICITED BY AND ON BEHALF OF
               THE BOARD OF DIRECTORS OF INTERPORE INTERNATIONAL

    The undersigned hereby appoints Richard L. Harrison and David C. Mercer, or either of them, as Proxies, with full power to act and to appoint their substitutes, and hereby authorizes the Proxies to represent and to vote, as designated on the reverse side, all the shares of voting stock of Interpore International held of record by the undersigned on April 17, 1997 at the 1997 Annual Meeting of Shareholders to be held on May 29, 1997, or any adjournment or postponement thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is executed and no direction is made, this proxy will be voted "FOR" all nominees listed under proposal 1.

                  (Continued and to be signed on reverse side)

Please mark boxes in blue or black ink.

1.  ELECTION OF DIRECTORS.

    [ ]  FOR all nominees listed below                 [ ]  WITHHOLD AUTHORITY
       (except as marked to the contrary).                to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through (or otherwise strike out) the nominee's name in the list below.)

William A. Eisenecher, G. Bradford Jones, David C. Mercer, Guy P. Nohra, George
                                 W. Smyth, Jr.

                                                        Please sign exactly as
                                                        name appears below. When
                                                        shares are held by joint
                                                        tenants both must sign.
                                                        When signing as
                                                        attorney, executor,
                                                        administrator, trustee
                                                        or guardian, please give
                                                        full title as such. If a
                                                        corporation, please sign
                                                        in full corporate name
                                                        by the President or
                                                        other authorized
                                                        officer. If a
                                                        partnership, please sign
                                                        in partnership name by
                                                        authorized person.

                                                        Dated: , 1997

                                                        ------------------------
                                                               Signature

                                                        ------------------------
                                                               Signature